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CUSIP  422913103                                           PAGE 14 OF 14

                                      EXHIBIT B

                         ROBERTSON, STEPHENS & COMPANY, INC.

                                  POWER OF ATTORNEY

                            SCHEDULE 13D - FORMS 3,4, & 5

            Each of the undersigned, solely in his capacity as a shareholder of Robertson, Stephens & Company, Inc. ("the Company"), does hereby appoint Paul Stephens, G. Randy Hecht, and Terry R. Otton (with full power to each of them to act alone), his true and lawful attorney (in fact) and agent to execute in his name, place, and stead (in such capacities) any and all Schedules 13D under Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Act") and all Forms 3, 4, and 5 under Section 16 of the Act, and any amedments thereto, in connection with securities beneficially owned by the Company , and all documents necessary or desirable in connection therewith, including all exhibits and to file the same with the Securities and Exchange Commission. Each said attorney and agent has power and authority to do and perform in the name of and on behalf of the each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of each said attorney and agent.



__________________________________________________________________________, 1996
Sanford R. Robertson


__________________________________________________________________________, 1996
Paul H. Stephens


__________________________________________________________________________, 1996
G. Randy Hecht


__________________________________________________________________________, 1996
Kenneth R. Fitzsimmons


__________________________________________________________________________, 1996
Michael G. McCaffery